EXHIBIT 23.3





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements for the years ended May 31, 2000 and 1999 dated September 11, 2000 included in US Energy Corp.'s Form 10-K for the year ended May 31, 2001 and to all references to our Firm included in this registration statement.


                                            /s/  Arthur Andersen LLP

Denver, Colorado,
  February 14, 2002




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